EX-99.j.3.f

                                POWER OF ATTORNEY

      I, Adela Cepeda, Trustee of The UBS Funds, UBS Relationship Funds and SMA Relationship Trust (each a "Trust"), hereby constitute and appoint Amy R. Doberman, David M. Goldenberg, Bruce G. Leto, Mark A. Sheehan and Jana L. Cresswell, and each of them singly, my true and lawful attorneys, with full power to sign for me, in my name and in my capacity as Trustee of the Trusts, any amendments to the current registration statements of the Trusts on Form N-1A (as filed with the Securities and Exchange Commission) and any registration statements of the Trusts on Form N-14, or any amendments thereto, to be filed with the Securities and Exchange Commission, and all instruments necessary or desirable in connection therewith, and hereby ratify and confirm my signature as it may be signed by said attorneys to these registration statements, amendments to such registration statements and other instruments.

     SIGNATURE                        TITLE                            DATE

/s/ Adela Cepeda                    Trustee                       March 29, 2004
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Adela Cepeda